                          CERTIFICATE OF INCORPORATION
                                       OF
                              WORLD VENTURES, LTD.



The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, do hereby set forth as follows:


FIRST: The name of the corporation is


WORLD VENTURES, LTD.


SECOND: The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.


THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.


FOURTH: The corporation shall be authorized to issue the following shares:


Class                                        Number of Shares         Par Value
-----                                        ----------------         ---------
COMMON                                       300,000,000              $.0001


FIFTH; The name and address of the incorporator are as follows:


Name                                                   ADDRESS
----                                                   -------
Ray A. Barr                                            9 East 40th Street
                                                       New York, New York 10016


SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:



                (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.



                (2) The Board of Directors shall have power without the assent or vote of the stockholders:



                        (a) To make, alter, amend, change, add to or repeal the
                By-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.



                        (b) To determine from time to time whether, and to what
                times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.



                (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.



                (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.



        SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.



        EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case maybe, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.



        IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under penalties of perjury this fifth day of May, 1987.



                                           /s/ Ray A. Barr
                                           -------------------------------------
                                           Ray A. Barr, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                CERTIFICATE OF INCORPORATION WORLD VENTURES, LTD.



        WORLD VENTURES, LTD. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:



        FIRST: That at a meeting of the Board of Directors of World Ventures, Ltd., resolutions were duly adopted setting forth the proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:



        RESOLVED, that the Certificate of Incorporation of this corporation be amended as follows:



        1. Article FIRST of the Certificate of Incorporation relating to the name of the corporation, is hereby amended to read as follows:



        FIRST: The name of the corporation is VENTURE WORLD, LTD.

                SECOND: The amendment effected herein was authorized by the unanimous vote of the holders of all outstanding shares entitled to vote herein at a meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.



        IN WITNESS WHEREOF, said WORLD VENTURES, LTD. has caused this Certificate to be signed by Alan Weisberger, its President, and attested by Moshe Milstein, its Secretary, this 14th day of April, 1988.





                              WORLD VENTURES, LTD.
                      ------------------------------------
                           Alan Weisberger, President



ATTEST:
/s/ Moshe Milstein
--------------------
Moshe Milstein, Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/21/1996
                                                         96-0081337  212SS09



                                   CERTIFICATE
                       FOR RENEWAL AND REVIVAL OF CHARTER
                                       OF
                               VENTURE WORLD. LTD.
                               -------------------



                VENTURE WORLD, LTD., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 6th day of May, 1987, and recorded in the office of the Recorder of. Deeds for New Castle County, the charter of which was voided for failure to pay taxes and penalty, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows.



                FIRST: The name of this corporation is:

                VENTURE WORLD, LTD.



                SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, DE 19958, County of Sussex. The name its registered agent is Harvard Business Services, Inc.

                THIRD: The date when the restoration, renewal, and revival of the charter of this company is to commence is the Twenty-ninth day of February, 1992 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

                FOURTH: This corporation was duly organized and carried on the business authorized by its charter until the First day of March A.D. 1992, at which time its charter became inoperative and void for failure to pay taxes and penalty, and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

                IN TESTIMONY WHEREOF, and in compliance with the provisions of
        Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, ___________________________, the Authorized Officer VENTURE WORLD. LTD., have hereunto signed to this certificate this 11th day of March, 1996.



                                            BY:  /s/ ALAN WEISBERGER
                                               ---------------------------------
                                               Authorized Officer (title) Pres.



                                            BY: /s/ ALAN WEISBERGER
                                               ---------------------------------
                                               Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               VENTURE WORLD, LTD.



        Venture World Ltd. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.



DOES HEREBY CERTIFY:



1. That the Board of Directors of Venture World, Ltd. duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and taking action of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:



        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST", so that, as amended said Article shall be and read as follows:



        FIRST: The name of the corporation is NetAmerica International Corporation. 2. That said amendments were duly adopted by the shareholder vote in accordance with the provisions of Section 211 and 242 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, said Venture World Ltd. Has caused this certificate to be signed by its Authorized Officer this 23rd day of September 1998.



                                            By: /s/Gregory Martin
                                               ---------------------------------
                                               Gregory Martin
                                               President & CEO

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:15 AM 1010511998
                                                           981 386064 - 2125-509

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                      NetAmerica International Corporation



        NetAmerica International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware:



        DOES HEREBY CERTIFY:



                1. That the Board of Directors of NetAmerica International Corporation duly adopted resolutions setting forth proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and taking action of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follow:



                FIRST: The name of the corporation is NetAmerica.com
        Corporation



                2. That said amendments were duly adopted by shareholder consent in accordance with the provisions of Sections 228 and 242 of the General Corporation Laws of the State of Delaware.



                IN WITNESS HEREOF, said NetAmerica International Corporation has caused this Certificate to be signed by its authorized officer this 13th day of April, 1999.



                                            By: /s/ Douglas Cole
                                               ---------------------------------
                                               Douglas Cole
                                               Chairman



                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 0411311999
                                                             991145832 - 2125509

                               NOTARY CERTIFICATE



               State of Utah
                                                   SS.
               County of Salt Lake



                On the 13th day of April, 1999, Douglas D. Cole personally appeared before me, a Notary Public, who acknowledged that he executed the foregoing Articles of Amendment on behalf of the above entity.



                                            /s/ Jennifer L. Clark
                                            ------------------------------------
                                            Jennifer L. Clark
                                            Notary Public



                My Commission Expires: 7/1/02



                                                      NOTARY PUBLIC
                                                    JENNIFER L. CLARK
                                                4606 SO. WASATCH BLVD.330
                                                Salt Lake City, UT 84124
                                                  My Commission Expires
                                                      July 1, 2002
                                                      STATE OF UTAH

[Notary Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF

                           NetAmerica.com Corporation



        NetAmerica.com Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.



        DOES HEREBY CERTIFY:



                1. That the Board of Directors of NetAmerica.com Corporation. duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and taking action of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:



                FIRST: The name of the corporation is Telenisus Corporation.



                2. That said amendments were duly adopted by shareholder consent in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.



                IN WITNESS WHEREOF, said Telenisus Corporation has caused this certificate to be signed by its authorized officer this 6th day of May 1999.



                                            By: /s/ Douglas D. Cole
                                               ---------------------------------
                                               Douglas Cole
                                               Chairman



STATE OF  DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 0510611999
991181409 - 2125509

                               NOTARY CERTIFICATE





               State of Utah
                                                   SS.
               County of Salt Lake



                     On the 6th day of May 1999, Douglas D. Cole personally
             appeared before me, a Notary Public, who acknowledged that he executed the foregoing Articles of Amendment on behalf of the above entity.



            NOTARY PUBLIC                             /s/ Jennifer L. Clark
          JENNIFER L. CLARK                           --------------------
      4606 SO. WASATCH BLVD.330                       Jennifer L. Clark
       Salt Lake City, UT 84124                       Notary Public
        My Commission Expires
             July 1, 2002                  My Commission Expires:  7/1/02
            STATE OF UTAH

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 0511811999
991197502 - 2125509

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              Telenisus Corporation



                Telenisus Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,



        DOES HEREBY CERTIFY:



                FIRST: That at a meeting of the Board of Directors of Telenisus Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:



                RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:



        FIRST: The name of the corporation is NetAmerica.com Corporation



                SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.



                THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



                IN WITNESS WHEREOF, said Telenisus Corporation has caused this certificate to be signed by its Authorized Officer this 18th day of May, 1999.





                                            By: /s/ Gordon E. Reichard Jr.
                                                --------------------------------
                                                Name: Gordon E. Reichard, Jr.
                                                Title: President and CEO
                                                Authorized Officer

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:31 PM 05/08/2000
                                                          001236253 - 2125509


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NET AMERICA.COM CORPORATION

     NetAmerica.com Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation changing the name of the Corporation to "RateXchange Corporation." The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of NetAmerica.com Corporation be amended by changing Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

          FIRST: THE NAME OF THIS CORPORATION IS RATEXCHANGE CORPORATION.

     SECOND: That the Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation restructuring the capitalization of the Corporation by authorizing 60,000,000 shares of preferred stock, having such rights and preferences as designated by the Board of Directors in its sole discretion upon issuance of said shares. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of NetAmerica.com Corporation be amended by deleting the Article thereof numbered "Fourth" in its entirety and, in lieu thereof, inserting a new Article to reflect the restructured capitalization of the Corporation which shall incorporate the following language:

          FOURTH: THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 360,000,000, CONSISTING OF THE FOLLOWING:

               (A) COMMON STOCK. THERE SHALL BE AUTHORIZED THREE HUNDRED MILLION (300,000,000) SHARES OF THE COMMON STOCK OF THE CORPORATION WITH A PAR VALUE OF $.0001. THE HOLDERS OF THE COMMON STOCK SHALL BE ENTITLED TO ONE VOTE FOR EACH SHARE ON ALL MATTERS REQUIRED OR PERMITTED TO BE VOTED ON BY STOCKHOLDERS OF THE CORPORATION; AND

               (B) PREFERRED STOCK. THERE SHALL BE AUTHORIZED SIXTY MILLION SHARES (60,000,000) OF BLANK CHECK PREFERRED STOCK WITH A PAR VALUE OF $.0001 WHICH MAY BE CREATED AND ISSUED FROM TIME TO TIME, WITH SUCH PREFERENCES, RIGHTS AND QUALIFICATIONS AS SHALL BE STATED AND EXPRESSED IN THE RESOLUTION OR RESOLUTIONS PROVIDING FOR THE CREATION AND ISSUANCE OF SUCH PREFERRED STOCK AS ADOPTED BY THE BOARD OF DIRECTORS PURSUANT TO THE AUTHORITY IN THIS PARAGRAPH GIVEN.

     THIRD: That on April 20, 2000, the aforesaid amendments were duly adopted by shareholder vote in accordance with the applicable provisions of Section 242 and Section 211 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this 21st day of April 2000.

                                   By:


                                   /s/ DONALD SLEDGE
                                   --------------------------------------
                                   Donald Sledge
                                   Chief Executive Officer
                                   NetAmerica.com Corporation